Exhibit 4.8
EXECUTION VERSION

This Fifth Supplemental Indenture, dated as of April 13, 2017 (the “Fifth Supplemental Indenture”), among Apollo Management Holdings, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors party hereto, Apollo Principal Holdings XII, L.P., an exempted limited partnership duly formed and existing under the laws of the Cayman Islands (the “New Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of May 30, 2014, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of May 30, 2014, (the “First Supplemental Indenture”), as further supplemented by the second supplemental indenture, dated as of January 30, 2015, (the “Second Supplemental Indenture”), as further supplemented by the third supplemental indenture, dated as of February 1, 2016, and as further supplemented by the fourth supplemental indenture, dated as of May 27, 2016, (as so supplemented, the “Indenture”). Capitalized terms used herein without definitions shall have the meaning assigned to them in the Indenture.
RECITALS OF THE COMPANY
The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities.
The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee (a) the First Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “4.000% Senior Notes due 2024” and (b) the Fourth Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “4.400% Senior Notes due 2026”.
The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Second Supplemental Indenture and the Third Supplemental Indenture pursuant to which APO X and APO XI, respectively, (i) agreed to become a party to the Indenture as a Guarantor and (ii) to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article XIV of the Base Indenture.
Section 1402 of the Indenture provides that the Company and each Guarantor shall cause each New Apollo Operating Group Entity (other than a Non-Guarantor Entity) to become a Guarantor pursuant to the Indenture and provide a Guarantee in respect of the Notes.
The New Guarantor is a New Apollo Operating Group Entity and is not a Non-Guarantor Entity under the terms and conditions set forth under the Indenture.
Pursuant to Section 901 of the Indenture, the Company, the Guarantors and the Trustee may, without the consent of any Holders, enter into this Fifth Supplemental Indenture for the purpose of adding the New Guarantor as a Guarantor under the Indenture.
Pursuant to Sections 901 and 1413 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.
This Fifth Supplemental shall not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act.
Section 1.1    Agreement to be Bound. The New Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 1.2    Guarantee. The New Guarantor agrees, on a joint and several basis, with the existing Guarantors, to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article XIV of the Base Indenture.
Section 1.3    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 105 of the Base Indenture.
Section 1.4    Execution as Supplemental Indenture. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and, as provided in the Base Indenture, forms part thereof.
Section 1.5    Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, the Guarantors party hereto and the New Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Guarantees.
Section 1.6    Separability Clause. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.7    Successors and Assigns. All covenants and agreements in this Fifth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.
Section 1.8    Execution and Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture and signature pages for all purposes.
Section 1.9    Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.
[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the day and year first above written.
Apollo Management Holdings, L.P., as Issuer

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings I, L.P., as Guarantor

By:	Apollo Principal Holdings I GP, LLC, its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings II, L.P., as Guarantor

By:	Apollo Principal Holdings II GP, LLC, its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings III, L.P., as Guarantor

By:	Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings IV, L.P., as Guarantor

By:	Apollo Principal Holdings IV GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings V, L.P., as Guarantor

By:	Apollo Principal Holdings V GP, LLC, its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings VI, L.P., as Guarantor

By:	Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings VII, L.P., as Guarantor

By:	Apollo Principal Holdings VII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings VIII, L.P., as Guarantor

By:	Apollo Principal Holdings VIII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings IX, L.P., as Guarantor

By:	Apollo Principal Holdings IX GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings X, L.P., as Guarantor

By:	Apollo Principal Holdings X GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
AMH Holdings (Cayman), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its general partner

By:	Apollo Management Holdings GP, LLC, its sole director

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President
Apollo Principal Holdings XI, LLC, as Guarantor

By:	/s/ Dominic Fry Name: Dominic Fry Title: Manager
Apollo Principal Holdings XII, L.P., as Guarantor

By:	Apollo Principal Holdings XII GP, LLC., its general partner

By:	/s/ John J. Suydam Name: John J. Suydam Title: Authorized Signatory

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Raymond Delli Colli Name: Raymond Delli Colli Title: Vice President